COMPANY CONTACT:     Tony M. Shelby
                Chief Financial Officer
(405) 235-4546

KCSA CONTACT:               Leslie A. Schupak/Joe Mansi
(212) 682-6300, ext. 205/207

August 22, 2006

                                                                            AMEX:LXU

LSB INDUSTRIES, INC.’S ANNOUNCES
INFORMAL INQUIRY

Oklahoma City, Oklahoma . . . August 22, 2006 . . . LSB Industries, Inc. (“LSB”), whose common stock is traded on the American Stock Exchange under the symbol LXU (AMEX: LXU), today announced that it has received from the Securities and Exchange Commission (“SEC”) a letter advising LSB that the SEC is conducting an informal inquiry regarding LSB’s change from LIFO to FIFO of certain heat pump inventory in its Climate Control segment, resulting in LSB’s restatement in December 2005 of its audited financial statements for year ended December 31, 2004. LSB intends to cooperate fully with the SEC in this informal inquiry.

LSB is a diversified holding manufacturing, marketing and engineering company. LSB’s principal business activities consist of the manufacture and sale of a broad range of air conditioning and heating products consisting of water source heat pumps, geothermal heat pumps, hydraulic fan coils, large custom air handlers and other products used in commercial and residential new building construction, renovation of existing buildings and replacement of existing systems and the manufacture and sale of chemical products for the industrial, mining and agricultural markets.

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